Exhibit 10.14

FOUNDATION BUILDING MATERIALS, INC.

GRANT NOTICE FOR 2017 STOCK INCENTIVE PLAN

STOCK AWARD

FOR GOOD AND VALUABLE CONSIDERATION, Foundation Building Materials, Inc. (the “Company”), hereby grants to Participant named below the number of shares of the Company’s common stock, par value $0.001 (the “Common Stock”) specified below (the “Award”), upon the terms and subject to the conditions set forth in this Grant Notice, the Foundation Building Materials, Inc. 2017 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Award shall be considered a grant of “Restricted Stock” pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:

Grant Date:

Number of shares of stock:

Vesting Schedule:	The Award shall be immediately and fully vested as of the Grant Date.

By accepting this Grant Notice, Participant (i) represents and warrants that he or she is an employee, executive officer, director, or consultant of the Company and that his or her participation in the Plan is voluntary; and (ii) acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

FOUNDATION BUILDING MATERIALS, INC.
Participant Signature
By
Title:	Address (please print):

FOUNDATION BUILDING MATERIALS, INC.

STANDARD TERMS AND CONDITIONS FOR

STOCK AWARD

These Standard Terms and Conditions apply to the Award of stock granted pursuant to the Foundation Building Materials, Inc. 2017 Stock Incentive Plan (the “Plan”), which is evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions. In addition to these Terms and Conditions, the Award shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.	TERMS OF AWARD

Foundation Building Materials, Inc. (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of shares (the “Award”) of the Company’s common stock, par value $0.001 (the “Common Stock”) specified in the Grant Notice. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.	VESTING OF AWARD

The Award shall be fully vested as of the Grant Date set forth in the Grant Notice.

3.	RIGHTS AS STOCKHOLDER

From and after the Grant Date, the Participant shall have all of the ownership, voting rights, dividend rights and all other rights of a stockholder of the Company with respect to the Award.

4.	RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock subject to the Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

5.	INCOME TAXES

To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the Award.

6.	OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

7.	GENERAL

(a) In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

(c) These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d) These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

(e) In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(f) All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.

8.	ELECTRONIC DELIVERY

By executing or accepting the Grant Notice in the manner specified by the Company, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Award via Company web site or other electronic delivery.